SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                      February 3, 2004 (February 3, 2004)
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               Date of Report (Date of earliest event reported)


                          American Lawyer Media, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


        Delaware                 333-50117               13-3980414
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   (State or Other         (Commission File No.)       (I.R.S. Employer
   Jurisdiction of                                     Identification
   Incorporation)                                      No.)


     345 Park Avenue South
     New York, New York                                  10010
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    (Address of Principal                              (Zip Code)
     Executive Offices)


                                (212) 779-9200
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             (Registrant's telephone number, including area code)


                                     None
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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

         Except as expressly indicated or unless the context otherwise requires, the "American Lawyer Media, Inc.", "we", "our", or "us" means American Lawyer Media, Inc., a Delaware corporation, and its subsidiaries.

         On January 23, 2004, we commenced a solicitation of consents from holders of our outstanding 9 3/4% Senior Notes Due 2007 (CUSIP No. 027 126 AC
5) ("Senior Notes") to certain amendments to the related Indenture dated as of December 22, 1997, by and between us and The Bank of New York, as trustee, pursuant to which the Senior Notes were issued. Additionally, on January 23, 2004, our parent company, American Lawyer Media Holdings, Inc., a Delaware corporation ("Holdings"), commenced a solicitation of consents from holders of its outstanding 12 1/4% Senior Discount Notes Due 2008 (CUSIP No. 02712K AD 2) ("Discount Notes") to certain amendments of the related Indenture dated as of December 22, 1997, by and between Holdings and The Bank of New York, as trustee, pursuant to which the Discount Notes were issued.

         We are extending the expiration date in connection with the solicitation of consents with respect to the Senior Notes. In addition, Holdings is extending the expiration date in connection with the solicitation of consents with respect to the Discount Notes. The new expiration date is Friday, February 6, 2004, at 5:00 p.m., New York City time, unless further extended.

Item 7.  Financial Statements and Exhibits

Exhibit No.        Description
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none

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN LAWYER MEDIA, INC.


                                            By: /s/ Allison Hoffman
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                                            Allison Hoffman
                                            Vice President and General Counsel

Date: February 3, 2004

                                 EXHIBIT INDEX

Exhibit No.           Description
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none